UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2024

FLORA GROWTH CORP.
(Exact name of registrant as specified in its charter)

Ontario	001-40397	Not Applicable
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3230 W. Commercial Boulevard, Suite 180
 Fort Lauderdale, Florida, United States 33309
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (954) 842-4989

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Shares, no par value	FLGC	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 4, 2024, Flora Growth Corp., a corporation under the laws of the Province of Ontario ("Flora" or the "Company") and Lifeist Wellness Inc. ("Lifeist") entered into a Share Purchase Agreement (the "Purchase Agreement") pursuant to which Flora acquired all of the issued and outstanding common shares (the "AV Common Shares") of Australian Vaporizers Pty Ltd. ("AV"), an online retailer of vaporizers, hardware, and accessories in Australia (the "Transaction").

Under the terms of the Purchase Agreement, Flora acquired 100% of the issued and outstanding AV Common Shares in exchange for the issuance to Lifeist of an aggregate of 550,000 common shares in the capital of Flora (the "Flora Shares"), valued at $0.7 million based on the closing price of Flora's common shares on June 3, 2024, subject to working capital adjustments.

The Agreement contains customary representations, warranties and covenants made by each of the parties. In connection with the simultaneous signing of the Purchase Agreement and closing of the Transaction, Flora issued the Flora Shares to Lifeist, delivered closing documents and certificates customary for a transaction of this type and delivered a release of all claims that Flora may have against Lifesit and/or AV relating to the Share Purchase Agreement dated September 17, 2023 between Flora and Lifeist and the purported termination thereof received by Flora from Lifeist on October 20, 2023. Lifeist delivered the AV Common Shares to Flora, the resignations of certain directors and officers and closing documents and certificates customary for a transaction of this type.

The Purchase Agreement is attached to this Current Report on Form 8-K as Exhibit 1.1 and is incorporated herein by reference. The foregoing description of the material terms of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the exhibit attached hereto.

Item 3.02 Unregistered Sales of Equity Securities

Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02 with respect to the Flora Shares that were issued to Lifeist in connection with the Transaction. The Flora Shares described herein were issued in reliance upon the exemptions from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 9.01. Exhibits.

Exhibit	Description
1.1	Share and Purchase Agreement, dated June 4, 2024, by and between Flora Growth Corp. and Lifeist Wellness Inc.
104	Cover Page Interative Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLORA GROWTH CORP.
(Registrant)

Dated: June 5, 2024	By: /s/ Clifford Starke
Clifford Starke
Chief Executive Officer